Exhibit 10.8

SEVENTH AMENDMENT TO OFFICE LEASE

THIS SEVENTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and effective as of December 19,2007 (the “Effective Date”) by and between MAGUIRE PROPERTIES-SAN DIEGO TECH CENTER, LLC, a Delaware limited liability company (“Landlord”), and KINTERA, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord is the owner of that certain improved real property located at 9605 Scranton Road Drive, San Diego, California (referred to herein alternatively as “Building 1” or the “Building”). Building 1 is a part of that certain project, with all common areas and appurtenant parking facilities, commonly known as the “San Diego Tech Center” (the “Project”).

B. San Diego Tech Center, LLC, a Delaware limited liability company (“SDTC”), predecessor-in-interest to Calwest (defined below), as landlord, and Tenant, as tenant, entered into that certain Office Building Lease dated as of August 7, 2000 (the “Original Lease”), as amended by (i) that certain First Amendment to Lease dated November 1, 2000 (the “First Amendment”) by and between Calwest Industrial Properties, LLC (“Calwest”), successor-in-interest to SDTC and predecessor-in-interest to Landlord, as landlord, and Tenant, as tenant, (ii) that certain Second Amendment to Lease dated June 24, 2002 (the “Second Amendment”) by and between Calwest, as landlord, and Tenant, as tenant, (iii) that certain Third Amendment to Lease dated February 13, 2004 (the “Third Amendment”) by and between Calwest, as landlord, and Tenant, as tenant, (iv) that certain Fourth Amendment to Lease dated April 1, 2005 (the “Fourth Amendment”) by and between Calwest, as landlord, and Tenant, as tenant, (v) that certain Fifth Amendment to Lease dated December 1, 2006 (the “Fifth Amendment”) by and between Landlord and Tenant, and (vi) that certain Sixth Amendment to Lease dated December 22, 2006 (the “Sixth Amendment”) by and between Landlord, and Tenant. The Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment are collectively referred to herein as the “Lease”.

C. Pursuant to the Lease, Tenant has certain rights to use and occupy (i) that certain premises consisting of all of the second (2nd) Floor of the Building consisting of approximately 20,543 rentable square feet (approximately 18,345 usable square feet) (the “Second Floor Premises”) as more particularly described in the Fifth Amendment, (ii) that certain premises consisting of a portion of the third floor of the Building commonly known as Suite 310 and consisting of approximately 7,350 rentable square feet (approximately 6,608 usable square feet) (the “Suite 310 Premises”) as more particularly described in the Fifth Amendment, and (iii) that certain premises in the Building on the sixth (6th) Floor consisting of approximately 9,770 rentable square feet (approximately 8,821 usable square feet) (the “Sixth Floor Premises”) as more particularly described in the Sixth Amendment. The Second Floor Premises, the Suite 310 Premises and the Sixth Floor Premises may from time to time be referred to herein collectively, as the “Existing Premises”.

D. Subject to satisfaction of the New Lease Condition (as defined in Section 1.1, below), Landlord and Tenant hereby desire by this Amendment to (i) reduce the size of the Existing Premises by terminating Tenant’s lease of the Suite 310 Premises (the “Termination Premises”), and (ii) further amend the Lease upon and subject to each of the terms, conditions, and provisions set forth herein.

E. All capitalized terms used herein without definition are defined as set forth in the Lease.

NOW, THEREFORE, in consideration of the Recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Amendment.

1.1 Reduction of Size of Existing Premises; Condition Precedent. Subject to the provisions of this Amendment and satisfaction of the New Lease Condition (defined below), commencing as of the Termination Date (defined in Section 1.2, below), Tenant’s Lease with respect to the Termination Premises (but not any other portion of the Premises) shall terminate, and Tenant’s leasehold estate in the Termination Premises and the parties’ rights and obligations under the Lease with respect to the Termination Premises (but not with respect to any other portion of the Premises) shall be forever terminated and canceled; provided, however, that notwithstanding such termination, Tenant shall, with respect to the Termination Premises, remain obligated with respect to all obligations of Tenant which would otherwise survive the termination or earlier expiration of the Lease. Tenant acknowledges and agrees that the effectiveness of this Amendment is expressly conditioned upon Landlord’s entering into a lease (or a lease amendment) with Ethertronics, Inc. for a portion of the Termination Premises (the “New Lease Condition”). In the event that the New Lease Condition has not been satisfied within thirty (30) days following Tenant’s execution and delivery of this Amendment to Landlord, then at the election of Landlord this Amendment shall be null and void, Tenant’s Lease of the entire Existing Premises shall remain in full force and effect, and Landlord shall have no further obligation to Tenant with respect to entering into an agreement with Tenant for the early termination of Tenant’s Lease of the Suite 310 Premises.

1.2 Termination Premises Termination Date. The “Termination Date” for the Termination Premises shall mean 12:01 a.m. on February 1, 2008. Subject to the provisions of this Amendment, following the Termination Date and continuing through the remainder of the Term, all references in the Lease to “Premises” shall mean and refer to only the remaining portion of the Premises which the parties stipulate shall consist of the Second Floor Premises and the Sixth Floor Premises, comprised of approximately 30,313 rentable 30,313 rentable square feet (approximately 27,166 usable square feet) in the aggregate (the “Remaining Premises”).

1.3 Payment of Rent. The parties hereto acknowledge and agree that Tenant shall pay Rent for the Termination Premises through the Termination Date but, subject to Section 1.5(a) and Section 1.6, below, shall have no obligation to pay Rent for the Termination Premises after the Termination Date.

1.4 Surrender of Termination Premises. On or before Termination Date (subject to the provisions of Section 1.6, below), Tenant shall remove all of Tenant’s personal property (including but not limited to equipment and furniture) from the Termination Premises, surrender the Termination Premises to Landlord in accordance with Section 30.8 of the Original Lease, ready for Landlord to perform demolition work and otherwise in accordance with and subject to the provisions of the Lease. In addition, Tenant agrees that Tenant shall cooperate with Landlord’s efforts prior to and after the Termination Date to construct in the Termination Premises (or any portion thereof) tenant improvements (including, but not limited to, a demising wall) and in connection therewith, shall provide to Landlord such access to the Termination Premises (“Landlord’s Construction Right”) as is deemed necessary or advisable by Landlord in connection with Landlord’s exercise of Landlord’s Construction Right (and Tenant hereby acknowledges that during construction of such tenant improvements pursuant to the Landlord’s Construction Right, Landlord may limit Tenant’s access to the Termination Premises and portions of the Premises (or portions thereof) to the extent reasonably necessary to construct such tenant improvements subject to such construction). Landlord shall not be liable for personal injury to, or for any disruption or inconvenience, or for damage to any property of Tenant, Tenant’s employees, agents, licensees, or invitees, that may be caused in connection with Landlord’s construction work in the Termination Premises, and Tenant shall indemnify and hold harmless Landlord and its contractors and agents from and against any and all liability and claims arising out of or connected with any such injury, disruption, inconvenience or damage.

1.5 Adjustment of Economic Terms Following Termination Date. Effective as of February 1, 2008, as consideration for Landlord’s entering into this Amendment and to reflect the reduction in size of the Existing Premises, the Lease is hereby amended as follows:

(a) Monthly Rental Rate. Effective as of February 1, 2008, Section 1.4(b) of the Fifth Amendment is hereby amended to re-state the Rent payable in connection with the Second Floor Premises as follows:

Months	Second Floor Premises Monthly Rent ($/mo)	Second Floor Premises Annual Rent ($/yr)
February 1, 2008 - June 30, 2008	$53,170.17	$638,042.04	*
July 1, 2008 - June 30, 2009	$54,649.27	$655,791.24
July 1, 2009 - June 30, 2010	$56,172.74	$674,072.88
July 1, 2010 - June 30, 2011	$57,741.91	$692,902.92
July 1, 2011 - June 30, 2012	$59,358.16	$712,297.92

*	Based upon a twelve month period.

(b) Effective as of February 1, 2008, the Lease is hereby amended to provide that (i) the Tenant’s Building Share (as set forth in Section 1.5(c) of the Sixth Amendment) shall mean 19.05% (30,313 rsf/159,165 rsf), and (ii) the Tenant’s Project Share (as set forth in Section 1.5(c) of the Sixth Amendment) shall mean 4.68% (30,313 rsf/647,229 rsf).

(c) Effective as of February 1, 2008, the Lease is hereby amended to provide that Tenant shall have the right to lease from Landlord up to one hundred twenty-seven (127) unreserved parking privileges at no charge to Tenant during the Extended Term. Subject to availability, Tenant shall have the right to elect to use up to thirty-three (33) of its above described one hundred twenty-seven (127) unreserved parking privileges for parking, on a first come first served basis, in the gated surface lot located north of the Building (at no charge to Tenant during the Extended Term). Subject to availability, as determined by Landlord in its non-discriminatory, good faith discretion, Landlord will provide Tenant with additional unreserved parking privileges at the Project.

(d) Allowance Amount. The parties hereto acknowledge and agree that Tenant currently has on file an amount equal to Four Hundred Ninety Thousand Eight Hundred Thirty-one Dollars ($490,831.00) in remaining credit for Tenant Improvements to be made in the Premises, which amount the parties hereby agree to reduce to Four Hundred Fifty-one Thousand Seven Hundred Sixty-one Dollars ($451,761.00) (the “Remaining Allowance Amount”), which Remaining Allowance Amount shall be utilized by Tenant towards Tenant Improvements in the Remaining Premises. Any portion of the Remaining Allowance Amount which is not utilized by Tenant towards Tenant Improvements within the Remaining Premises within eighteen (18) months following the Effective Date shall revert to Landlord.

1.6 Temporary Premises. As an accommodation to Tenant, Landlord hereby agrees to allow Tenant to use and occupy on a temporary basis (for the period beginning on February 1, 2008 through completion of Tenant’s Tenant Improvements in the Remaining Premises, but in no event later than May 31, 2008) the following space in the Building: (i) that certain premises commonly known as Suite 450, (ii) that certain premises commonly known as Suite 850, and (iii) subject to Section 1.4, above, a portion of the Suite 310 Premises comprised of approximately 3,907 rentable square feet (collectively, the “Temporary Premises”), all as more particularly shown on Exhibit “A” attached hereto. Tenant’s use and occupancy of the Temporary Premises shall be on the same terms and conditions set forth in the Lease, provided, however, that Tenant shall (a) have no obligation to pay to Landlord any Rent for the Temporary Premises for the period February 1, 2008 through May 31, 2008 (the “Temporary Premises Rent Abatement Period”), and (b) vacate and surrender to Landlord the Temporary Premises in accordance with Section 30.8 of the Original Lease upon completion of the Tenant Improvements in the Remaining Premises, which shall occur no later than May 31, 2008. In the event that Tenant occupies any portion of the Temporary Premises following the expiration of the Temporary Premises Rent Abatement Period, (1) Tenant shall pay to Landlord Landlord’s then asking rental rate for such portion of the Temporary Premises then occupied by Tenant for any period following the Temporary Premises Rent Abatement Period (which amounts shall not be prorated and shall be billed on a calendar month basis for the period of any holdover), and (2) the provisions of Section 30.10 (Holding Over) shall apply.

1.7 Right to Negotiate for New Lease (Sixth Amendment Section 1.10). Effective as of the Termination Date, Section 1.10 of the Sixth Amendment is hereby deleted in its entirety and shall be of no and shall be of no further force or effect.

2. Confidentiality. Tenant agrees that (i) the terms and provisions of the Lease as amended by this Amendment (collectively, “Terms and Provisions”), are confidential and constitute proprietary information of Landlord and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose (unless required by law (including, without limitation, under any SEC requirements) and/or a court of competent jurisdiction) any of the Terms and Provisions to any other person (except its attorneys, auditors and brokers) without first obtaining the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion; provided, however that Landlord shall not unreasonably withhold its consent with respect to a request by Tenant to disclose the Terms and Provisions to Tenant’s representatives, agents and lenders for any good faith business purpose of Tenant (where such disclosure is reasonably limited to the extent of such good faith business purpose). Other than as consented to in writing by Landlord pursuant to this Section 2, the disclosure of the Terms and Provisions by Tenant or any of Tenant’s employees or agents to any other person shall constitute a breach of the Lease.

3. Brokers. Tenant warrants and represents to Landlord that Tenant has had no dealings with any brokers or agents in negotiating and consummating this Amendment, except for Commercial Realty Advisers, representing Tenant, and Maguire Properties, L.P., representing Landlord (collectively, the “Brokers”). Except for the Brokers, Tenant and Landlord shall each indemnify, defend and hold the other party free and harmless against any claim, cost, obligation, damage, liability or expense (including attorney’s.fees) suffered or incurred by the other party by reason of any claim asserted by any other broker or party in connection with this Amendment.

4. Execution and Enforcement.

4.1 Authority. Each individual executing this Amendment on behalf of Tenant and Landlord hereby covenants and warrants that the respective party has full right and authority to enter into this Amendment and that the person signing on behalf of such party-is authorized to do so.

4.2 Entire Agreement; Remainder of Lease to Continue in Effect. The Lease, as amended by this Amendment, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment. No prior agreement, understanding, or representation pertaining to any such matter shall be effective for any purpose. Except as amended hereby, the Lease, as hereby amended, shall in all other particulars, terms and conditions remain in full force and effect and is hereby ratified and confirmed by the parties hereto; in the event of any inconsistency between said Lease, as amended, and this Amendment, the provisions of this Amendment shall prevail. It is acknowledged that no changes other than those herein specifically set forth have been made.

4.3 Counterparts. This Amendment may be executed in counterparts each of which shall be deemed as an original, but all of which taken together shall constitute one and the same document.

4.4 Governing Law; Attorneys’ Fees. The parties hereby agree that (a) the Lease, as amended hereby, shall be governed by and construed in accordance with the laws of the State of California (without regard to its conflict of laws principles) and (b) that the terms and conditions of Section 30.17 shall apply to this Amendment.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:
MAGUIRE PROPERTIES-SAN DIEGO TECH CENTER, LLC, a Delaware limited liability company

By:	MAGUIRE MACQUARIE OFFICE, LLC, a Delaware limited liability company, its Sole Member and Manager

	By:	MAGUIRE MO MANAGER, LLC, a Delaware limited liability company, its non-member manager

		By:	MAGUIRE PROPERTIES SERVICES, INC., a Maryland corporation, its sole member

			By:	MAGUIRE PROPERTIES, L.P., a Maryland limited partnership, its sole stockholder

				By:	MAGUIRE PROPERTIES, INC., a Maryland corporation, its sole General Partner

					By:	/s/ Paul S. Rutter
					Print Name:	Paul S. Rutter
					Title:	Executive Vice President

TENANT:

KINTERA, INC.,
a Delaware corporation

By:	/s/ Richard Davidson
Name:	Richard Davidson
Its:	CFO

By:	/s/ Richard LaBarbera
Name:	Richard LaBarbera
Its:	CEO

EXHIBIT “A”

DEPICTION OF THE TEMPORARY PREMISES

(PAGE 1 OF 3)

EXHIBIT “A”

TEMPORARY PREMISES

9605 SCRANTOIN ROAD SAN DIEGO, CALIFORNIA 92121	BUILDING 1 SUITE 350

DECEMBER 14, 07 N.T.S.

DEPICTION OF THE TEMPORARY PREMISES

(PAGE 2 OF 3)

EXHIBIT “A”

9605 SCRANTON ROAD SAN DIEGO, CALIFORNIA 92121	BUILDING 1 SUITE 450

DECEMBER 14, 07 N.T.S.

DEPICTION OF THE TEMPORARY PREMISES

(PAGE 3 OF 3)

EXHIBIT “A”

9605 SCRANTON ROAD SAN DIEGO, CALIFORNIA 92121	BUILDING 1 SUITE 850

DECEMBER 14, 07 N.T.S.